Exhibit 21
SUBSIDIARIES OF REGISTRANT

The

following

is

a

list

of

subsidiaries

of

the

Company

as

of

June

30,

2025,

omitting

subsidiaries

which,

considered

in

the
aggregate, would not constitute a significant subsidiary.

NAME WHERE ORGANIZED
Adumo Management Company (Pty) Ltd Republic of South Africa
Adumo Online (Pty) Ltd Republic of South Africa
Adumo Online Namibia (Pty) Ltd Republic of Namibia
Adumo Payouts (Pty) Ltd Republic of South Africa
Adumo Payments (Pty) Ltd Republic of South Africa
Adumo Receipts (Prev.

Prodigi Africa) (Pty) Ltd
Republic of South Africa
Adumo RF (Pty) Ltd Republic of South Africa
Adumo Technologies

(Pty) Ltd
Republic of South Africa
Cash Connect Capital (Pty) Ltd Republic of South Africa
Cash Connect Management Solutions (Pty) Ltd Republic of South Africa
Cash Connect Rentals (Pty) Ltd Republic of South Africa
Deposit Manager (Pty) Ltd Republic of South Africa
EasyPay (Pty) Ltd Republic of South Africa
EasyPay Cash (Pty) Ltd

Republic of South Africa
EasyPay Financial Services (Pty) Ltd Republic of South Africa
EasyPay Insurance (Pty) Ltd Republic of South Africa
Evertrade 187 (Pty) Ltd Republic of South Africa
Flickpay (Pty) Ltd Republic of South Africa
GAAP Point of Sale (Pty) Ltd Republic of South Africa
GAAP Botswana Pty Ltd Republic of Botswana
GAAP Point of Sale East of Africa Ltd Republic of Kenya
Genisus Risk

Republic of South Africa
Humble Software (Pty) Ltd Republic of South Africa
Innervation Value

Added Services Botswana Pty Ltd
Republic of Botswana
Innervation Value

Added Services Namibia Pty Ltd
Republic of Namibia
K2021477132 (South Africa) (Pty) Ltd Republic of South Africa
K2020 Connect (Pty) Ltd Republic of South Africa
Kazang Prepaid Pty Ltd Republic of Botswana
Kazang Prepaid Namibia Pty) Ltd Republic of Namibia
Kwande Group (Pty) Ltd Republic of South Africa
Main Street 1723 (Pty) Ltd Republic of South Africa
Manje Mobile Electronic Payment Services (Pty) Ltd Republic of South Africa
Lesaka Finance Holdings (Pty) Ltd Republic of South Africa
Lesaka Mobile Solutions (Pty) Ltd Republic of South Africa
Lesaka Technologies

(Pty) Ltd
Republic of South Africa
Lesaka Universal Electronic Technological

Solutions (Pty) Ltd
Republic of South Africa
Masterfuel Software and Support (Pty) Ltd Republic of South Africa
Prism Holdings (Pty) Ltd Republic of South Africa
Prism Payment Technologies

(Pty) Ltd
Republic of South Africa
Recharger (Pty) Ltd Republic of South Africa
SwitchPay (Pty) Ltd Republic of South Africa
Touchsides (Pty)

Ltd
Republic of South Africa
Masterpayment GmbH
Federal Republic of Germany

SmartSwitch Netherlands Holdings BV Netherlands
Net1 Applied Technologies

Netherlands BV
Netherlands
NUEP Holdings S.a.r.l. Luxembourg